UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 21, 2014

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Purchase of Loans

On November 21, 2014 (the “Closing Date”), Pro-Dex Sunfish Lake, LLC (“PDSL”), a newly formed, wholly owned subsidiary of Pro-Dex, Inc. (the “Company”), entered into a Loan Purchase and Sale Agreement (the “Bank Purchase Agreement”) with a regional Minnesota-based bank (the “Bank”), Heron Enterprises, LLC (“Heron”), and Scott Robertson (“Robertson”). Robertson owns one hundred percent of the outstanding capital stock of Riverside Manufacturing, Inc. (“Riverside”).

Pursuant to the Bank Purchase Agreement, on the Closing Date PDSL purchased from the Bank:

  a promissory note (the “Riverside Note”) made by Riverside in favor of the Bank (the outstanding balance of which on the Closing Date was, based on the representations of the Bank set forth in the Bank Purchase Agreement, at least $0.4 million inclusive of principal, unpaid interest and late charges) and related loan and security agreements; and
  a promissory note (the “Mayer Note”) made by Sheldon A. Mayer, LLC (“Mayer LLC”) in favor of the Bank (the outstanding balance of which on the Closing Date was, based on the representations of the Bank set forth in the Bank Purchase Agreement, at least $1.1 million inclusive of principal, unpaid interest and late charges) and related loan and security agreements.

As of the Closing Date, both the Riverside Note and the Mayer Note (collectively, the “Purchased Bank Notes”) were in payment default and subject to certain other defaults. The Purchased Bank Notes each have a non-default interest rate of 8.5% per annum, but are each currently bearing interest at a default rate of 18% per annum.

The aggregate purchase price paid by PDSL to the Bank for the Purchased Bank Notes was $1.2 million, which was paid in full in cash on the Closing Date. In addition, Heron issued the Bank a promissory note in the amount of $0.17 million as further consideration for the transaction (the “Heron Note”). The obligations of Heron to the Bank under the Heron Note are guaranteed by Robertson (the “Robertson Guaranty”). Neither Heron nor Robertson acquired any interest, contingent or otherwise, in the Purchased Bank Notes as a result of the Heron Note or Robertson Guarantee.

The Purchased Bank Notes are cross-collateralized and secured by (collectively, the “Collateral”), among other things, a security interest in substantially all of the assets of Riverside (consisting primarily of machine shop equipment and accounts receivable) and a $1.2 million mortgage on real property commonly known as 14280 Sunfish Lake Boulevard NW, Ramsey, Minnesota 55303 owned by Mayer LLC (the “Real Property”) consisting of 2.3 acres of land and an approximate 30,000 square foot industrial building. Based on the Company’s due diligence prior to closing, the security interest in substantially all of the assets of Riverside is a first priority interest and the mortgage on the Real Property is junior to approximately $0.135 million of taxes and penalties owed and the interest of the City of Ramsey, Minnesota, in a Contract for Private Redevelopment. Certain other creditors have junior security interests in various portions of the Collateral. The Purchased Bank Notes are also guaranteed by certain third parties, including the former owners of Mayer LLC, the practical value of which the Company anticipates may be limited.

The Company is evaluating its options and developing plans with respect to the Collateral which include, but are not limited to, the sale of assets to satisfy the Company’s claims, a refinance of the Purchased Bank Notes by a third party, and a restructure of Riverside as a going concern.

The Bank Purchase Agreement also contains certain representations, warranties, indemnifications and covenants of the parties customary for a transaction of this type.

On Closing Date, PDSL also entered into a Debt Purchase Agreement (the “Heron Purchase Agreement”) with Heron and Robertson. Pursuant to the Heron Purchase Agreement, on the Closing Date PDSL purchased from Heron two unsecured promissory notes (collectively, the “Purchased Heron Notes”) made by Riverside in favor of

Heron (the outstanding balance of which on the Closing Date was, based on the representations of Heron and Robertson set forth in the Heron Purchase Agreement, at least $0.52 million). The Purchased Heron Notes each have a non-default interest rate of 4.25% per annum, but are each currently bearing interest at a default rate of 12% per annum. Robertson also transferred to PDSL any loans made by Robertson to Riverside, whether or not documented, the amount of which, if any, are believed to be nominal.

The aggregate purchase price paid by PDSL to Heron for the Purchased Heron Notes was $5,000, which was paid in full in cash on November 26, 2014. As of the Closing Date, both of the Purchased Heron Notes were in payment default and subject to certain other defaults. The Purchased Heron Notes are unsecured obligations of Riverside.

The Heron Purchase Agreement also contains certain representations, warranties, indemnifications and covenants of the parties customary for a transaction of this type.

Robertson Employment Agreement

In connection with the Bank Purchase Agreement and Heron Purchase Agreement, on the Closing Date, Pro-Dex Riverside, LLC (“PDR”), a newly formed, wholly owned subsidiary of the Company, entered into an Employment Agreement with Robertson (the “Robertson Employment Agreement”). Pursuant to the terms of the Robertson Employment Agreement, if the Company or any of its subsidiaries acquire the Riverside assets through foreclosure of the Purchased Bank Notes and thereafter carry on the Riverside Business, then, upon the commencement of carrying on the Riverside Business, Robertson shall become an employee of PDR and be compensated as follows:

  during the term of his employment, a base salary of $50,000 per year, plus a 7% commission on gross sales amounts received from new part orders of the Riverside Business obtained by Robertson; plus during and after the term of his employment, the first $50,000 in excess cash flow from the Riverside Business will be retained by the Company, and thereafter 50% of all excess cash flow from the Riverside Business will be paid to Robertson on a quarterly basis until Robertson has received an aggregate of $450,000 in excess cash flow payments.

In addition, whether or not the Company or any of its subsidiaries carry on the Riverside Business or Robertson becomes an employee of PDR, if a third party acquires either substantially all of the Riverside assets or a controlling interest in PDR (a “Riverside Liquidity Event”), then Robertson shall be paid an amount equal to 50% of any proceeds from the Riverside Liquidity Event in excess of the greater of (i) $1.44 million or (ii) a 20% annualized return to the Company on $1.2 million calculated from the Closing Date, provided that the aggregate amount payable to Robertson from a Riverside Liquidity Event shall in no event exceed $170,000.

If and once Robertson becomes an employee of PDR (pursuant to the terms described above), his employment may be terminated by either party upon 14 days notice or by PDR for cause (as defined in the Robertson Employment Agreement); provided, that if Robertson is terminated by PDR without cause prior to November 21, 2015, Robertson shall receive (in addition to any other compensation described above to which he is entitled) a severance payment equal to $50,000, less the amount of base salary paid to him prior to the date of his separation of employment. The Robertson Employment Agreement also contains certain other provisions of the parties customary for an agreement of this type.

Forward-Looking Statements

Statements in this Current Report concerning the plans or strategies of the Company, PDSL or PDR concerning the Purchased Bank Notes, the Purchased Heron Notes, the Collateral or the Riverside Business, other than historical facts, constitute forward-looking statements within the meaning of federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 18, 2014, under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Copies of the Bank Purchase Agreement, the Purchased Bank Notes, the Heron Purchase Agreement, the Purchased Heron Notes and the Robertson Employment Agreement are attached as exhibits to this Current Report. The above descriptions are qualified by reference to the complete text of those documents and agreements.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit Number	Description

10.1	Loan Purchase and Sale Agreement, dated November 21, 2014, among the Bank, Pro-Dex Sunfish Lake, LLC, Heron Enterprises, LLC and Scott Robertson
10.1	Loan Purchase and Sale Agreement, dated November 21, 2014, among the Bank, Pro-Dex Sunfish Lake, LLC, Heron Enterprises, LLC and Scott Robertson
10.2	Promissory Notes, as of various dates, issued by Riverside Manufacturing, Inc. in favor of the Bank
10.3	Promissory Notes, as of various dates, issued by Sheldon A. Mayer, LLC in favor of the Bank
10.4	Debt Purchase Agreement, dated November 21, 2014, Pro-Dex Sunfish Lake, LLC, Heron Enterprises, LLC, and Scott C. Robertson
10.5	Promissory Note, dated September 20, 2013, issued by Riverside Manufacturing, Inc. in favor of Heron Enterprises, LLC
10.6	Combination Amended and Restated Convertible Promissory Note, dated August 15, 2012, issued by Riverside Manufacturing, Inc. in favor of Heron Enterprises, LLC
10.7	Employment Agreement, dated November 21, 2014, between Pro-Dex Riverside, LLC and Scott C. Robertson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2014

Pro-Dex, Inc.

By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer